                                                                   EXHIBIT 23(c)



                        INDEPENDENT ACCOUNTANTS' CONSENT



The Sole Director


Zilkha Energy Company:



     We consent to the incorporation by reference in this registration statement on Form S-1 of American Exploration Company of our report dated September 26, 1996, relating to the statements of oil and gas revenues and direct lease operating expenses of the Zilkha II Properties for the year ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the prospectus.



                                   KPMG PEAT MARWICK LLP



Houston, Texas


October 31, 1996